                                                               Exhibit (d)(xvii)

January 16, 2004


Randall W. Merk,
President and Chief Executive Officer,
Schwab Capital Trust and Schwab Investments
101 Montgomery Street
San Francisco, CA 94104

Re: Funds of Schwab Capital Trust and Schwab 1000 Fund

Dear Mr. Merk:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                                      NET               GUARANTEED
                                       OPERATING             THROUGH:
                                     EXPENSE LIMIT
SCHWAB MARKETTRACK                      50 bps               2/28/05
PORTFOLIOS

SCHWAB U.S. MARKETMASTERS FUND          125 bps              2/28/05

SCHWAB BALANCED MARKETMASTERS           110 bps              2/28/05
FUND

SCHWAB SMALL-CAP MARKETMASTERS          155 bps              2/28/05
FUND

SCHWAB INTERNATIONAL                    165 bps              2/28/05
MARKETMASTERS FUND

SCHWAB CORE EQUITY FUND                 75 bps               2/28/05

SCHWAB S&P 500 FUND -                   37 bps               2/28/05
INVESTOR SHARES

SCHWAB S&P 500 FUND -                   19 bps               2/28/05
SELECT SHARES

SCHWAB S&P 500 FUND -                   28 bps               2/28/05
E.SHARES

SCHWAB S&P 500 FUND -                   28 bps               2/28/05
E.SHARES

SCHWAB 1000 FUND -                       51 bps              2/28/05
INVESTOR SHARES

SCHWAB 1000 FUND -                       36 bps              2/28/05
SELECT SHARES

SCHWAB SMALL-CAP                         60 bps              2/28/05
INDEX FUND- INVESTOR SHARES

SCHWAB SMALL-CAP                         42 bps              2/28/05
INDEX FUND- SELECT SHARES

SCHWAB TOTAL STOCK MARKET INDEX          58 bps              2/28/05
FUND- INVESTOR SHARES

SCHWAB TOTAL STOCK MARKET INDEX          39 bps              2/28/05
FUND- SELECT SHARES

SCHWAB INTERNATIONAL                     69 bps              2/28/05
INDEX FUND- INVESTOR SHARES

SCHWAB INTERNATIONAL -                   50 bps              2/28/05
INDEX FUND- SELECT SHARES

SCHWAB HEDGED EQUITY FUND               200 bps              2/28/05

SCHWAB FOCUS FUNDS                      110 bps              2/28/05

INSTITUTIONAL SELECT                     15 bps              2/28/05
S&P 500 FUND

INSTITUTIONAL SELECT                     25 bps              2/28/05
LARGE-CAP VALUE INDEX FUND

INSTITUTIONAL SELECT                     32 bps              2/28/05
SMALL-CAP VALUE INDEX FUND

SCHWAB SMALL-CAP EQUITY FUND-           130 bps              2/28/05
INVESTORS SHARES

SCHWAB SMALL-CAP EQUITY FUND-           112 bps              2/28/05
SELECT SHARES

SCHWAB DIVIDEND EQUITY FUND-              0 bps              5/3/04
INVESTORS SHARES                        110 bps              5/4/04-2/28/05

SCHWAB DIVIDEND EQUITY FUND-              0 bps              5/3/04
SELECT SHARES                            95 bps              5/4/04- 2/28/05


Sincerely,


-----------------------------         -------------------------------------------
Stephen B. Ward,                      Evelyn Dilsaver,
Senior Vice President and             Senior Vice President, AMPS Development and
Chief Investment Officer,             Distribution Charles Schwab & Co., Inc.
Charles Schwab Investment
Management, Inc.


cc:
Shelley Harding-Riggen
Jody Stuart
Deanna Constable
Steven Greenwell
Michael Bonardi
Francesca Englert
Tai-Chin Tung
Gregory Hand
Mei-Luh Lee